                                                                      EXHIBIT 21

                                  SUBSIDIARIES

SUBSIDIARY                         JURISDICTION OF INCORPORATION OR ORGANIZATION

Connetics Australia Pty Ltd.                    Australia
Connetics Holdings Pty Ltd.                     Australia